Exhibit 4.10

SIXTH SUPPLEMENTAL INDENTURE

SIXTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of August 13, 2013 among the entities listed on Appendix A hereto (the “Guarantying Subsidiaries”), each a subsidiary of Pinnacle Entertainment, Inc. (the “Company.”), the Company, the other Guarantors (as defined in the Indenture referred to herein) and The Bank of New York Mellon Trust Company, N.A., as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Original Indenture”), dated as of May 6, 2010 and as further amended by the First Supplemental Indenture, dated as of January 26, 2011, the Second Supplemental Indenture, dated as of January 28, 2011, the Third Supplemental Indenture, dated as of January 28, 2011, the Fourth Supplemental Indenture, dated as of August 1, 2012, and the Fifth Supplemental Indenture, dated as of January 29, 2013, as so supplemented (together with the Original Indenture, the “Indenture”) providing for the issuance of 8.75% Senior Subordinated Notes due 2020 (the “Notes”);

WHEREAS, on the date hereof, the Company consummated its acquisition (the “Acquisition”) of Ameristar Casinos, Inc. (“Ameristar”) by merging a wholly owned subsidiary of the Company with and into Ameristar, and immediately thereafter merging Ameristar with and into the Company, with the Company continuing as the surviving entity, pursuant to that certain Agreement and Plan of Merger, dated as of December 20, 2012, as amended by the First Amendment, entered into on February 1, 2013, and the Second Amendment, entered into on March 31, 2013, among the Company, Ameristar, PNK Holdings, Inc. and PNK Development 32, Inc.;

WHEREAS, each of the Guarantying Subsidiaries was a former direct or indirect wholly-owned subsidiary of Ameristar and became a direct or indirect wholly-owned subsidiary of the Company upon consummation of the Acquisition;

WHEREAS, the Indenture provides that in connection with the Acquisition, the Guarantying Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guarantying Subsidiaries shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Guaranty”);

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture; and

WHEREAS, all acts and requirements necessary to make this Supplemental Indenture the legal, valid and binding obligation of the Guarantying Subsidiaries and the Company have been done.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

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2. AGREEMENT TO GUARANTY. Each of the Guarantying Subsidiaries hereby agrees to provide an unconditional Guaranty on the terms and subject to the conditions set forth in the Guaranty and in the Indenture including but not limited to Article 11 thereof.

3. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guarantying Subsidiaries, as such, shall have any liability for any obligations of the Company or any Guarantying Subsidiary under the Notes, any Guaranties, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

4. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.

6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Guarantying Subsidiaries.

8. SUCCESSORS. All agreements of the Company and each of the Guarantying Subsidiaries in this Supplemental Indenture shall bind its successors, except as otherwise provided in this Supplemental Indenture. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

[Signature page follows.]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

“THE COMPANY”

PINNACLE ENTERTAINMENT, INC.

By:	/s/ Carlos A. Ruisanchez
Name:	Carlos A. Ruisanchez
Title:	President and Chief Financial Officer

“THE TRUSTEE”

THE BANK OF NEW YORK MELLON TRUST COMPANY N.A., as Trustee

By:	/s/ Julie Hoffman-Ramos
Name:	Julie Hoffman-Ramos
Title:	Vice President

“GUARANTYING SUBSIDIARIES”

AMERISTAR CASINO BLACK HAWK, INC.;
AMERISTAR CASINO COUNCIL BLUFFS, INC.; AMERISTAR CASINO ST. CHARLES, INC.; AMERISTAR CASINO ST. LOUIS, INC.; AMERISTAR CASINO KANSAS CITY, INC.; AMERISTAR CASINO VICKSBURG, INC.;
CACTUS PETE’S, INC.;
AMERISTAR CASINO LAS VEGAS, INC.; and
AMERISTAR CASINOS FINANCING CORP.

	By:	/s/ Carlos A. Ruisanchez
	Name:	Carlos A. Ruisanchez
	Title:	President

AMERISTAR EAST CHICAGO HOLDINGS, LLC;
AMERISTAR CASINO SPRINGFIELD, LLC;
AMERISTAR LAKE CHARLES HOLDINGS, LLC; and
AMERISTAR CASINO EAST CHICAGO, LLC

	By:	/s/ Carlos A. Ruisanchez
	Name:	Carlos A. Ruisanchez
	Title:	Sole Manager

AMERISTAR CASINO LAKE CHARLES, LLC

By:	Ameristar Lake Charles Holdings, LLC, its sole member

	By:	/s/ Carlos A. Ruisanchez
	Name:	Carlos A. Ruisanchez
	Title:	Sole Manager

OTHER “GUARANTORS”

ACE GAMING, LLC

By:	PNK Development 13, LLC
Its:	Sole Member

	By:	PNK (BILOXI), LLC
	Its:	Sole Member

			By:	/s/ Carlos A. Ruisanchez
			Name:	Carlos A. Ruisanchez
			Title:	Chief Financial Officer and Treasurer

AREH MLK LLC

By:	PNK (BILOXI), LLC
Its:	Sole Member

		By:	/s/ Carlos A. Ruisanchez
		Name:	Carlos A. Ruisanchez
		Title:	Chief Financial Officer and Treasurer

AREP BOARDWALK PROPERTIES LLC

By:	PNK (BILOXI), LLC
Its:	Sole Member

		By:	/s/ Carlos A. Ruisanchez
		Name:	Carlos A. Ruisanchez
		Title:	Chief Financial Officer and Treasurer

BELTERRA RESORT INDIANA, LLC

By:	Pinnacle Entertainment, Inc.
Its:	Sole Member

		By:	/s/ Carlos A. Ruisanchez
		Name:	Carlos A. Ruisanchez
		Title:	President and Chief Financial Officer

BOOMTOWN, LLC

By:	Pinnacle Entertainment, Inc.
Its:	Sole Member

	By:	/s/ Carlos A. Ruisanchez
	Name:	Carlos A. Ruisanchez
	Title:	President and Chief Financial Officer

CASINO MAGIC, LLC

By:	Pinnacle Entertainment, Inc.
Its:	Sole Member

	By:	/s/ Carlos A. Ruisanchez
	Name:	Carlos A. Ruisanchez
	Title:	President and Chief Financial Officer

CASINO ONE CORPORATION

By:	/s/ Carlos A. Ruisanchez
Name:	Carlos A. Ruisanchez
Title:	Treasurer

LOUISIANA – I GAMING, A LOUISIANA PARTNERSHIP IN COMMENDAM

By:	Boomtown, LLC
Its:	General Partner

	By:	Pinnacle Entertainment, Inc.
	Its:	Sole Member

			By:	/s/ Carlos A. Ruisanchez
			Name:	Carlos A. Ruisanchez
			Title:	President and Chief Financial Officer

MITRE ASSOCIATES LLC

By:	PNK Development 13, LLC
Its:	Sole Member

	By:	PNK (BILOXI), LLC
	Its:	Sole Member

		By:	/s/ Carlos A. Ruisanchez
		Name:	Carlos A. Ruisanchez
		Title:	Chief Financial Officer and Treasurer

OGLE HAUS, LLC

By:	Belterra Resort Indiana, LLC
Its:	Sole Member

	By:	Pinnacle Entertainment, Inc.
	Its:	Sole Member

	By:	/s/ Carlos A. Ruisanchez
	Name:	Carlos A. Ruisanchez
	Title:	President and Chief Financial Officer

PNK (BATON ROUGE) Partnership

By:	PNK Development 8, LLC
Its:	Managing Partner

	By:	Pinnacle Entertainment, Inc.
	Its:	Sole Member

		By:	/s/ Carlos A. Ruisanchez
		Name:	Carlos A. Ruisanchez
		Title:	President and Chief Financial Officer

PNK (BILOXI), LLC

By:	/s/ Carlos A. Ruisanchez
Name:	Carlos A. Ruisanchez
Title:	Chief Financial Officer and Treasurer

PNK (BOSSIER CITY), INC.

By:	/s/ Carlos A. Ruisanchez
Name:	Carlos A. Ruisanchez
Title:	Treasurer

PNK DEVELOPMENT 7, LLC

By:	Pinnacle Entertainment, Inc.
Its:	Sole Member

	By:	/s/ Carlos A. Ruisanchez
	Name:	Carlos A. Ruisanchez
	Title:	President and Chief Financial Officer

PNK DEVELOPMENT 8, LLC

By:	Pinnacle Entertainment, Inc.
Its:	Sole Member

	By:	/s/ Carlos A. Ruisanchez
	Name:	Carlos A. Ruisanchez
	Title:	President and Chief Financial Officer

PNK DEVELOPMENT 9, LLC

By:	Pinnacle Entertainment, Inc.
Its:	Sole Member

	By:	/s/ Carlos A. Ruisanchez
	Name:	Carlos A. Ruisanchez
	Title:	President and Chief Financial Officer

PNK DEVELOPMENT 13, LLC

By:	PNK (BILOXI), LLC
Its:	Sole Member

	By:	/s/ Carlos A. Ruisanchez
	Name:	Carlos A. Ruisanchez
	Title:	Chief Financial Officer and Treasurer

PNK (ES), LLC

By:	Pinnacle Entertainment, Inc.
Its:	Sole Member

	By:	/s/ Carlos A. Ruisanchez
	Name:	Carlos A. Ruisanchez
	Title:	President and Chief Financial Officer

PNK (LAKE CHARLES), L.L.C.

By:	Pinnacle Entertainment, Inc.
Its:	Sole Member/Manager

	By:	/s/ Carlos A. Ruisanchez
	Name:	Carlos A. Ruisanchez
	Title:	President and Chief Financial Officer

PNK (OHIO), LLC

By:	Pinnacle Entertainment, Inc.
Its:	Sole Member

	By:	/s/ Carlos A. Ruisanchez
	Name:	Carlos A. Ruisanchez
	Title:	President and Chief Financial Officer

PNK (OHIO) II, LLC

By:	PNK (OHIO) LLC
Its:	Sole Member

	By:	Pinnacle Entertainment, Inc.
	Its:	Sole Member

		By:	/s/ Carlos A. Ruisanchez
		Name:	Carlos A. Ruisanchez
		Title:	President and Chief Financial Officer

PNK (OHIO) III, LLC

By:	PNK (OHIO) LLC
Its:	Sole Member

	By:	Pinnacle Entertainment, Inc.
	Its:	Sole Member

		By:	/s/ Carlos A. Ruisanchez
		Name:	Carlos A. Ruisanchez
		Title:	President and Chief Financial Officer

PNK (RENO), LLC

By:	Pinnacle Entertainment, Inc.
Its:	Sole Member

	By:	/s/ Carlos A. Ruisanchez
	Name:	Carlos A. Ruisanchez
	Title:	President and Chief Financial Officer

PNK (RIVER CITY), LLC

By:	Pinnacle Entertainment, Inc.
Its:	Sole Member

	By:	/s/ Carlos A. Ruisanchez
	Name:	Carlos A. Ruisanchez
	Title:	President and Chief Financial Officer

PNK (SAZ), LLC

By:	Pinnacle Entertainment, Inc.
Its:	Sole Member

	By:	/s/ Carlos A. Ruisanchez
	Name:	Carlos A. Ruisanchez
	Title:	President and Chief Financial Officer

PNK (SAM), LLC

By:	Pinnacle Entertainment, Inc.
Its:	Sole Member

	By:	/s/ Carlos A. Ruisanchez
	Name:	Carlos A. Ruisanchez
	Title:	President and Chief Financial Officer

PNK (SCB), L.L.C.

By:	PNK Development 7, LLC
Its:	Sole Member

	By:	Pinnacle Entertainment, Inc.
	Its:	Sole Member

		By:	/s/ Carlos A. Ruisanchez
		Name:	Carlos A. Ruisanchez
		Title:	President and Chief Financial Officer

PNK (ST. LOUIS RE), LLC

By:	Pinnacle Entertainment, Inc.
Its:	Sole Member

	By:	/s/ Carlos A. Ruisanchez
	Name:	Carlos A. Ruisanchez
	Title:	President and Chief Financial Officer

PNK (STLH), LLC

By:	Pinnacle Entertainment, Inc.
Its:	Sole Member

	By:	/s/ Carlos A. Ruisanchez
	Name:	Carlos A. Ruisanchez
	Title:	President and Chief Financial Officer

President Riverboat Casino-Missouri, Inc.

By:	/s/ Carlos A. Ruisanchez
Name:	Carlos A. Ruisanchez
Title:	Chief Financial Officer and Treasurer

PSW PROPERTIES LLC

By:	PNK (BILOXI), LLC
Its:	Sole Member

	By:	/s/ Carlos A. Ruisanchez
	Name:	Carlos A. Ruisanchez
	Title:	Chief Financial Officer and Treasurer

YANKTON INVESTMENTS, LLC

By:	/s/ Carlos A. Ruisanchez
Name:	Carlos A. Ruisanchez
Title:	Sole Manager

APPENDIX A

List of Guarantying Subsidiaries

1.	Ameristar Casino Black Hawk, Inc., a Colorado corporation;
2.	Ameristar Casino Council Bluffs, Inc., an Iowa corporation;
3.	Ameristar Casino St. Charles, Inc., a Missouri corporation;
4.	Ameristar Casino St. Louis, Inc., a Missouri corporation;
5.	Ameristar Casino Kansas City, Inc., a Missouri corporation;
6.	Ameristar Casino Vicksburg, Inc., a Mississippi corporation;
7.	Cactus Pete’s, Inc., a Nevada corporation;
8.	Ameristar Casino Las Vegas, Inc., a Nevada corporation;
9.	Ameristar East Chicago Holdings, LLC, an Indiana limited liability company;
10.	Ameristar Casino East Chicago, LLC, an Indiana limited liability company;
11.	Ameristar Casino Springfield, LLC, a Massachusetts limited liability company;
12.	Ameristar Casinos Financing Corp., a Nevada corporation;
13.	Ameristar Casino Lake Charles, LLC, a Louisiana limited liability company; and
14.	Ameristar Lake Charles Holdings, LLC, a Louisiana limited liability company.